EXHIBIT 5.1

                        LETTERHEAD OF L. STEPHEN ALBRIGHT

                                January 16, 2001

BECOR COMMUNICATIONS
17337 Ventura Boulevard, Suite 224
Encino, California 91316

Re:      BECOR COMMUNICATIONS, INC. (the "(COMPANY") - Registration on Form SB-2

Gentlemen:

My opinion has been requested in connection with this registration of (i) up to 3,000,000 shares of Common Stock, par value $.001 per share (the "Common
Stock"), of the Company which are offered by the Company on a best efforts basis, and (ii) 200,000 shares of the Company's Common Stock offered by Selling Shareholders. The Common Stock is being registered in the registration statement on Form SB-2 to which this opinion appended as an exhibit (the "Registration Statement").

I have examined such corporate records an other documents and made such examination of law as we have deemed relevant. Based on and subject to the above, it is my opinion that:

1. The Common Stock being offered and sold by the Company pursuant to the Registration Statement has been duly authorized and, when issued and sold by the Company in the manner prescribed by the Registration Statement, will be legally issued, fully paid and non-assessable.

     2.   The   Company's   shares  of  Common   Stock   owned  by  the  Selling
Shareholders, as described in the Registration Statement, have been duly authorized and legally issued and are fully paid and non-assessable.

I am a member of the Bar of the State of California and I do not express any opinion herein concerning any law other than the law of the State of California, the corporate law of the State of Delaware and the federal law of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to the use of our name under the heading "Legal Matters" in the Registration Statement and the substitution of this opinion letter for that of Miller & Holguin.


                                           Sincerely,


                                           /s/ L. STEPHEN ALBRIGHT
                                           L. STEPHEN ALBRIGHT, ATTORNEY AT LAW